NONQUALIFIED STOCK OPTION AGREEMENT

                  AGREEMENT made as of the 25th day of September, 1996, by and between HUMASCAN INC., a Delaware corporation (the "Company"), and Leonard Brown (the "Former Director").

                  WHEREAS, the Former Director resigned from the Company's Board of Directors (the "Board") prior to June 20, 1996 at the request of the Company and in order to facilitate the Company's initial public offering of securities; and

                  WHEREAS, in January 1996, the Former Director received, in his capacity as a nonemployee director of the Company and pursuant to the Company's former Nonemployee Director Stock Incentive Plan, options to purchase 1,500 shares of the Company's Common Stock, $.01 par value (the "Common Stock"); and

                  WHEREAS,   by  their   terms,   such  options  are  no  longer
exercisable as a consequence of the termination of the Former Director's membership on the Board; and

                  WHEREAS, on September 25, 1996 (the "Grant Date"), in replacement of the options previously granted under the Nonemployee Director Stock Incentive Plan, the Board authorized the grant to the Former Director of an option (the "Option") to purchase an aggregate of 1,500 shares of the authorized but unissued Common Stock, conditioned upon the Former Director's acceptance thereof upon the terms and conditions set forth in this Agreement; and

                  WHEREAS, the Former Director desires to acquire the Option on the terms and conditions set forth in this Agreement;

                  IT IS AGREED:

                  1. Grant of Stock Option. The Company hereby grants the Former Director the Option to purchase all or any part of an aggregate of 1,500 shares of Common Stock (the "Option Shares") on the terms and conditions set forth herein.

                  2. Nonqualified Stock Option. The Option represented hereby is not intended to be an Option which qualifies as an "Incentive Stock Option" under Section 422 of the Internal Revenue Code of 1986, as amended.

                  3. Exercise Price. The exercise price of the Option shall be $6.00 per share, subject to adjustment as hereinafter provided.

                  4. Exercisability. The right to purchase 25% of the Option Shares shall become exercisable on January 12 of each year for four years beginning January 12, 1997. After a portion of the Option becomes exercisable, it shall remain exercisable except as otherwise provided herein, until the close of business on September 25, 2006 (the "Exercise Period").


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                  5.  Adjustments.  In the event of any merger,  reorganization, consolidation, recapitalization, dividend (other than cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the number of issued shares of Common Stock, the Company shall adjust the number and kind of Option Shares and the exercise price of the Option proportionally in
order  to  prevent  the  dilution  or  enlargement  of  the  Former   Director's
proportionate interest in the Company and his rights hereunder, provided that the number of Option Shares shall always be a whole number and any fractional shares resulting from such adjustments shall be eliminated.

                  6.       Method of Exercise.

                           6.1      Notice to the Company.  The Option shall  be
exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

                           6.2      Delivery of Option Shares. The Company shall
deliver a certificate for the Option Shares to the Former Director as soon as practicable after payment therefor.

                           6.3      Payment of Purchase Price.

                                    6.3.1   Cash Payment.  The Former Director
shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

                                    6.3.2   Cashless Payment.  The Former
Director may, with the consent of the Board, use Common Stock of the Company owned by him or her to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the fair market value, as determined by the Board in its sole discretion. Alternatively, at the election of the Former Director and with the consent of the Board, the Company may retain from the Option Shares that number of shares having a fair market value on the date of exercise (as determined by the Board in its sole discretion) equal to the option price of the number of Option Shares for which the Option is being exercised.

                                    6.3.3   Exchange Act Compliance.
Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of "recapture" under Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act"); (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

                  7. Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Former

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Director.  No  transfer  of the Option by the Former  Director by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

                  8. Company Representations. The Company hereby represents and warrants to the Former Director that:

                           (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

                           (ii) the Option Shares, when issued and delivered by the Company to the Former Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

                  9. Former Director Representations. The Former Director hereby represents and warrants to the Company that:

                           (i) he or she is acquiring the Option and shall acquire the Option Shares for his or her own account and not with a view towards the distribution thereof;

                           (ii) he or she has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

                           (iii) he or she understands that he or she must bear the economic risk of the investment in the Option Shares, which cannot be sold by him or her unless they are registered under the Securities Act of 1933 (the "Securities Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the Securities Act;

                           (iv) he or she has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such infor mation or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

                           (v) he or she is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein; and

                           (vi) The certificates evidencing the Option Shares shall bear the following legends:


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                           "The shares represented by this certificate have been
                           acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of September 25, 1996, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

                  10. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Former Director hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him or her without registration under the Securities Act, or in the event that they are not so registered, unless (i) an exemption from the Securities Act registration requirements is available thereunder, and
(ii) the Former Director has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

                  11.      Miscellaneous.

                           11.1     Notices.  All notices, requests, deliveries,
payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

                           11.2     Stockholder Rights.  The Former Director
shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

                           11.3     Waiver.  The waiver by any party hereto of a
breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                           11.4     Entire Agreement. This Agreement constitutes
the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Former Director and the Company.

                           11.5     Binding Effect; Successors.  This  Agreement
shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided

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above,  their respective  heirs,  successors,  assigns and  representatives  any rights, remedies, obligations or liabilities.

                           11.6     Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

                           11.7     Headings.  The headings contained herein are
for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

HUMASCAN INC.                               Address:
                                            125 Moen Avenue
                                            Cranford, New Jersey 07016

By:
   ---------------------------



FORMER DIRECTOR:

   ---------------------------

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                                                                   EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION

--------------------
      DATE

HumaScan Inc.
125 Moen Avenue
Cranford, New Jersey 07016

Attention:  Board of Directors

                           Re:      Purchase of Option Shares

Gentlemen:

                  In accordance with my Stock Option Agreement dated as of September 25, 1996 ("Agreement") with HumaScan Inc. (the "Company"), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company's common stock, par value $.01 per share ("Common Stock"), which are being purchased for investment and not for resale.

                  As payment for my shares, enclosed is (check and complete applicable box[es]):

a [personal check] [certified check] [bank check] payable to the order of "HumaScan Inc." in the sum of $_________;

confirmation of wire transfer in the amount of $_____________; and/or certificate for ____ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a fair market value of $_________.

                  I hereby represent, warrant to, and agree with, the Company that:

                           (i) I am acquiring the Option and shall acquire the Option Shares for my own account and not with a view towards the distribution thereof;

                           (ii) I have received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 within the last 24 months and all reports issued by the Company to its stockholders;

                           (iii) I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (the "Securities Act") or an exemption therefrom is available and that the Company is under no obligation to register the Option Shares for sale under the Securities Act;

                           (iv) I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information

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         to the extent the Company  possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

                           (v) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein;

                           (vi) the certificates evidencing the Option Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of September 25, 1996, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,


---------------------------                       ----------------------------
(Signature)                                          (Address)

---------------------------                       ----------------------------
(Print Name)                                         (Address)

                                                  ----------------------------
                                                     (Social Security Number)

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